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                                                                    EXHIBIT 99.2


        [Excerpted from Share Exchange Agreement dated as of May 29, 1998 between Aspen Technology, Inc., Treiber Controls Inc. and Dr. Steven Treiber]

6.    REGISTRATION RIGHTS

      6.1. REGISTRATION STATEMENT. After the Publication Date, AspenTech shall either, at the Stockholder's option, (i) prepare and file with the SEC a registration statement on Form S-3 (a "Shelf Registration") that shall register under the Securities Act the Registrable Shares within ten days of the Publication Date, or (ii) include the Registrable Shares in an underwritten public offering of Aspen Common conducted by AspenTech for its own account or the account of other security holders of AspenTech on or before September 25, 1998 (a "Piggyback Underwriting") (the registration statements filed under either the Shelf Registration or Piggyback Underwriting collectively called the "Registration Statements"). A Piggyback Underwriting shall not include (a) a registration on Form S-4 or S-8 (or any successor form), (b) a registration on any form that does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of [Registrable Shares], or (c) a registration relating solely to securities of AspenTech convertible into Aspen Common or as to which Aspen Common may be issued upon exercise of rights thereunder and to the Aspen Common issuable upon conversion or exercise thereof. If Stockholder notifies AspenTech of his election for either a Shelf Registration or Piggyback Underwriting by August 1, 1998, AspenTech shall use its reasonable efforts to register the Registrable Shares under clause (i) above by August 20, 1998 or clause (ii) above, as the case may be, by September 25, 1998. In the event of a Shelf Registration, AspenTech agrees to use reasonable efforts to keep such registration statement continuously effective for a period of ninety (90) days after its effective date. The Stockholder shall furnish all information that AspenTech may reasonably request in connection with the foregoing registration or any other filings required to be made in connection with this transaction. AspenTech shall, within fifteen (15) days of the Closing Date, list the Exchanged Shares on NASDAQ.

      6.2   OBLIGATIONS OF ASPENTECH.

            a. In connection with registrations under this Section, and subject to the limitations of this Section, AspenTech shall:

                  i. use its reasonable efforts to keep the registration statement filed in connection with a Shelf Registration effective as provided therein;

                  ii. prepare and file with the SEC such amendments and supplements to such registration statements and the prospectuses used in connection therewith as may be necessary, and comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Shares registered in such registration statements;

                  iii. furnish to the Stockholder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as the Stockholder may reasonably request in order to effect the offering and sale of the Registrable Shares to be offered and sold, but only while AspenTech shall be required under the provisions hereof to cause the registration statement to remain current;

                  iv. use its reasonable efforts to register or qualify the Registrable Shares covered by such registration statements under the securities or blue sky laws of such jurisdictions as the Stockholder shall reasonably request (provided that AspenTech shall not be required in




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                        connection therewith or as a condition thereto to
                        qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified).

            b. NOTIFICATION OBLIGATIONS. AspenTech shall promptly notify the Stockholder once the Registrable Shares are covered by a registration statement hereunder:

                  i. when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the registration statements or any post-effective amendment, when the same has become effective;

                  ii. of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statements for amendments or supplements to the registration statements or related prospectus or for additional information relating to the registration statements,

                  iii. of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statements or the initiation of any proceedings for that purpose,

                  iv. of the receipt by AspenTech of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or

                  v. of the happening of any event which makes any statement made in the registration statements or related prospectuses or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the malting of any changes in the registration statements or prospectuses so that, in the case of the registration statements, they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectuses, they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  Upon the happening of any event of the kind described in clause (ii), (iii), (iv) or (v) above or any other event that, in the good faith judgment of AspenTech's Board of Directors, renders it advisable to suspend use of any prospectus due to pending corporate developments, public filings with the SEC or similar material events, AspenTech may suspend use of the prospectuses on written notice to the Stockholder (in which case the Stockholder shall discontinue disposition of Registrable Shares covered by a registration statement or prospectus until copies of a supplemented or amended prospectus are distributed to the Stockholder or until the Stockholder is advised in writing by the AspenTech that the use of the applicable prospectus may be resumed). AspenTech shall use its reasonable efforts to ensure that the use of the prospectuses may be resumed as soon as practicable. AspenTech shall use its reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the securities for sale in any jurisdiction, at the earliest practicable moment. AspenTech shall, upon the occurrence of any event contemplated by clause (v) above, prepare a supplement or post-effective amendment to the registration statements or a supplement to the related prospectuses or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder, such prospectuses will


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                  not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition to the foregoing, AspenTech may either suspend or terminate the Shelf Registration on written notice to the Stockholder, in which case the Stockholder shall discontinue dispositions of such Registrable Shares and in the event of termination, AspenTech shall deregister any shares registered but unsold thereunder. In such event the Chief Financial Officer shall furnish a certificate of AspenTech stating that in the good faith judgment of the Board of Directors of AspenTech it would be significantly disadvantageous to Aspen and its stockholders for any such registration statement to be amended or supplemented or continued because AspenTech would be required to disclose in such registration statement, either directly or though incorporation by reference, non-public information that it would not otherwise be obligated to disclose at such time. If AspenTech provides Stockholder with notice of suspension, AspenTech shall extend the period during which such Shelf Registration shall be maintained effective pursuant to this Agreement by the same number of days the Stockholder is required to discontinue dispositions thereunder. If AspenTech provides Stockholder with notice of termination, AspenTech shall file a new shelf registration as provided herein as soon as practicable after the cause for such termination ceases to prohibit the registration, and such new shelf registration shall be maintained for a subsequent two months subject to the provisions of this Agreement.

            c. REPORTS UNDER EXCHANGE ACT. AspenTech agrees to (a) use its reasonable efforts to file with the SEC in a timely manner all reports and other documents required of AspenTech under the Securities Act and the Exchange Act and (b) furnish to the Stockholder forthwith upon request (i) a written statement by AspenTech that it has complied with the reporting requirements of the Securities Act and the Exchange Act or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time that it so qualifies) and
                  (ii) such other information as may be reasonably requested in availing the Stockholder of any rule or regulation of the SEC which permits the selling of any such securities pursuant to Form S-3.

      6.3   OBLIGATIONS OF STOCKHOLDER.

            In order for any Registrable Shares to be included in any Piggyback Underwriting or Shelf Registration, the Stockholder shall provide all such information and materials to AspenTech and take all such action as may be required in order to permit AspenTech to comply with all applicable requirements of the SEC and any state securities commission and to obtain the effectiveness of and any desired acceleration of the effective date of such registration statement. Such provision of information and materials is a condition precedent to the obligations of AspenTech pursuant to Section 6.1, provided that AspenTech shall have used its reasonable efforts to provide reasonable advance notice of the need for such information, materials or action and shall have afforded the Stockholder a reasonable opportunity to provide such materials and to take such action. The Stockholder shall enter into, if the registration is pursuant to a Piggyback Underwriting, an underwriting agreement with the underwriter or underwriter of such offering containing representations, warranties, indemnities and agreements then customarily included by selling stockholders in underwriting agreements with respect to secondary distributions.

      6.4   EXPENSES.

            AspenTech shall pay all expenses incident to its performance of or compliance with this Section 6, regardless of whether any registration becomes effective, including all registration and filing fees of the SEC, the National Association of Securities Dealers, Inc. and the NASDAQ Stock Market, Inc., all fees and expenses incurred in complying with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Shares), all


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            printing, messenger and delivery expenses, all fees and expenses of
            AspenTech's transfer agent and registrar, all fees and disbursements of AspenTech's independent public accountants and counsel and all fees and expenses of any special experts retained by AspenTech in connection with any registration pursuant to the terms of this Section; provided, however, that (a) in connection with any Piggyback Underwriting pursuant to the terms of this Section, or (b) in connection with the sale of Registrable Shares by the Stockholder under an S-3 registration filing through a broker other than Nationsbank Montgomery Securities, then in each such event the Stockholder shall be liable for any fees or commissions of brokers with respect to the Registrable Shares, and any fees or expenses of consultants, financial advisors, counsel and other professionals acting on behalf of the Stockholder in connection with any registration or Piggyback Underwriting pursuant to the terms of this Section.

      6.5   INDEMNIFICATION.

            In the event of any offering registered pursuant to this Section:

            a. AspenTech will indemnify the Stockholder against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, or any amendment or supplement thereto, incident to any offering registered pursuant to this Section, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any violation by AspenTech of any rule or regulation promulgated under the Securities Act, or state securities laws applicable to AspenTech in connection with any such registration, and subject to Section 6.5, will reimburse the Stockholder for any legal and any other out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that AspenTech will not be liable in any such case to the extent that any such claim, loss, damage, or liability arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to AspenTech by the Stockholder.

            6. The Stockholder will indemnify AspenTech, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of AspenTech's securities covered by such a registration statement, each person who controls AspenTech or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Stockholder of shares included in the offering, and such Stockholder's legal counsel and independent accountants, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) or a material fact contained in any such registration statement, prospectus, offering circular or any amendment or supplement thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse AspenTech, such Stockholders, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to AspenTech by the Stockholder.


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            c.    Each party entitled to indemnification under this Section 6.6
                  (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party receives written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such Indemnified Party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. Notwithstanding the foregoing sentence, the Indemnified Party may retain its own counsel to conduct the defense of any such claim or litigation, and shall be entitled to be reimbursed by the Indemnifying Party for expenses reasonably incurred by the Indemnified Party in defense of such claim or litigation, in the event that (i) the Indemnifying Party does not assume the defense of such claim or litigation within ten days after the Indemnifying Party receives notice thereof from the Indemnified Party or (ii) the Indemnified Party reasonably determines that counsel for the Indemnifying Party has a conflict of interest in representing the Indemnified Party. Further, an Indemnifying Party shall be liable for amounts paid in settlement of any such claim or litigation only if the Indemnifying Party consents in writing to such settlement (which consent shall not be reasonably withheld). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party a release from all liability in respect to such claim or litigation.

[For purposes of the foregoing Section 6, the following terms have the indicated meanings:

"Aspen Common" means common stock, $.10 par value, of AspenTech.

"AspenTech" means Aspen Technology, Inc.

"Closing Date" means May 29, 1998.

"Exchanged Shares" means 140,000 shares of Aspen Common exchanged for all ownership interest in and to Treiber Controls Inc..

"Publication Date" means the date on which AspenTech initially publishes financial results reflecting the first thirty days of combined operations of AspenTech and Treiber Controls Inc.

"Registrable Shares" means (a) the shares of Aspen Common issued to the Stockholder in exchange for all of the outstanding equity of Treiber Controls Inc., (b) any other securities issued by AspenTech in exchange for any of such shares (but, with respect to any particular Registrable Share, only so long as it continues to be a Registrable Share) and (c) any shares of Aspen Common issued as a dividend or distribution on account of Registrable Shares or resulting from a subdivision of outstanding Registrable Shares into a greater number of securities (by reclassification, stock split or otherwise), provided that a security that was at one time a Registrable Share shall cease to be a Registrable Share when (i) it has been effectively registered under the Securities Act and has been disposed of pursuant to a registration statement or
(ii) it has been transferred and is no longer held of record by the Stockholder.

"SEC" means the Securities and Exchange Commission.


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"Securities Act" means the Securities Act of 1933, as amended.

"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Stockholder" means Dr. Steven Treiber, sole equity holder of Treiber Controls Inc.]


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